Exhibit 99.1

Ondas Holdings Reports Record Preliminary Revenues of $15.7 million for 2023 and Secures $8.6 Million from Investor Group Including Charles & Potomac Capital

Preliminary, unaudited 2023 record revenue from both its drone and industrial wireless networks businesses was a combined $15.7 million, a more than 7-fold increase over 2022; Q4 2023 preliminary, unaudited record revenue were $5 million, a 10-fold increase over Q4 2022

Investor group including Charles & Potomac Capital provides working capital to accelerate growth plan

Ondas Autonomous Holdings (OAH) established to own Ondas’ drone businesses

Marlborough, MA / February 26, 2024 / Ondas Holdings Inc. (NASDAQ:ONDS) (“Ondas Holdings” or the “Company”), a leading provider of private industrial wireless networks and commercial drone and automated data solutions, provided preliminary financial results for the year ended December 31, 2023, which included record revenue of $15.7 million. The Company also announced that it has secured investments totaling $8.6 million from an investor group which included Charles & Potomac Capital (C&P), which previously led investments in Ondas in 2023. In a separate statement, the Company also announced the formation of Ondas Autonomous Holdings Inc. (“OAH”), as a new wholly owned subsidiary to hold the businesses of its Ondas Autonomous Systems business unit.

“Ondas had a strong finish to 2023 demonstrated by platform adoption across its businesses evidenced by record revenue generated by both Ondas Networks and Ondas Autonomous Systems,” said Eric Brock, Chairman and CEO of Ondas Holdings. “As we look into 2024, we believe we are well positioned to drive rapid growth, helped by the investment and continued support of Charles & Potomac Capital and a broader investment group. In addition, we are excited about the establishment of OAH, as a new holding company to own American Robotics and Airobotics, which will provide operational and financial flexibility to ensure we can maximize shareholder value with the exceptional drone-related businesses and assets we have assembled at Ondas.”

The new investment secured by Ondas Holdings is comprised of two separate transactions, which include a direct investment in convertible preferred securities of Ondas Networks equal to approximately $4.5 million and the sale of approximately 3.6 million shares of common stock of Ondas Holdings which generated proceeds of approximately $4.1 million. Ondas Holdings will receive the net proceeds raised in both transactions.

The convertible preferred securities of Ondas Networks are convertible into Ondas Networks shares and represent an ownership percentage of 6.9% if converted and represent an approximate 18% increase in the post-money valuation from the previous investment in convertible preferred securities of Ondas Networks in the third quarter of 2023. Investors in the Ondas Networks convertible preferred securities will also receive warrants to purchase approximately 3.0 million shares in Ondas Holdings with a strike price of $1.26 per share. Investors in the Ondas Holdings common stock transaction will also receive warrants to purchase shares in our newly formed subsidiary Ondas Autonomous Holdings (the “OAH Warrants”), with the warrant conversion price determined at the next funding by OAH of at least $10 million.

On a preliminary, unaudited basis, Ondas expects record revenue of $15.7 million for the year ended December 31, 2023. This represents a more than 7-fold increase as compared to $2.1 million of revenue generated for the year ended December 31, 2022. Revenue growth was realized in both business units, with Ondas Networks generating revenue of $6.7 million and Ondas Autonomous Systems generating revenue of $9.0 million for the year ended December 31, 2023. Ondas expects revenue of $5.0 million for the fourth quarter ended December 31, 2023, which represents a more than 10-fold increase as compared to $500,000 of revenue reported in the fourth quarter ended December 31, 2022.

Net loss narrowed sharply to $44.8 million for the year ended December 31, 2023, compared to $73.2 million for the year ended December 31, 2022. Net loss also narrowed for the fourth quarter ended December 31, 2023 to $14.1 million compared to $38.3 million for the fourth quarter ended December 31, 2022. Excluding non-cash and non-recurring costs, Adjusted EBITDA loss narrowed to approximately $29.6 million for the year ended December 31, 2023, as compared to $40.1 million for the year ended December 31, 2022. For the fourth quarter ended December 31, 2023, excluding non-cash and non-recurring costs, Adjusted EBITDA loss narrowed to approximately $6.9 million as compared to $12.6 million for the year ended December 31, 2022. A reconciliation of Adjusted EBITDA, a non-GAAP measure, is provided in the attached financial tables.

The Company held cash and cash equivalents of approximately $15.0 million as of December 31, 2023, as compared to approximately $29.8 million as of December 31, 2022. As of December 31, 2023, the Company had $28.5 million of total short-term and long-term convertible notes, as compared to $30.0 million of total short-term and long-term convertible notes owed as of December 31, 2022.

The preliminary financial data included above has been prepared by, and is the responsibility of, Ondas’ management. Ondas’ independent auditors have not audited, reviewed, or compiled such preliminary financial data. These preliminary operating results are not a comprehensive statement of Ondas’ financial results as of and for the fourth quarter and year ended December 31, 2023 and should not be viewed as a substitute for full consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States. Ondas expects to report final, comprehensive audited financial results for the year ended December 31, 2023 in March 2024.

For additional information regarding the investment in Ondas Networks and Ondas Holdings, please see the Form 8-K to be filed by the Company later today.

About Ondas Holdings Inc

Ondas Holdings Inc. (“Ondas”) is a leading provider of private wireless data solutions via Ondas Networks Inc. (“Ondas Networks”) and commercial drone solutions through American Robotics, Inc. (“American Robotics” or “AR”) and Airobotics LTD (“Airobotics”), which we operate as a separate business unit called Ondas Autonomous Systems.

Ondas Networks is a developer of proprietary, software-based wireless broadband technology for large established and emerging commercial and government markets. Ondas Networks’ standards-based (802.16s), multi-patented, software-defined radio FullMAX platform enables Mission-Critical IoT (MC-IoT) applications by overcoming the bandwidth limitations of today’s legacy private licensed wireless networks. Ondas Networks’ customer end markets include railroads, utilities, oil and gas, transportation, aviation (including drone operators) and government entities whose demands span a wide range of mission critical applications.

Our Ondas Autonomous Systems business unit designs, develops, and markets commercial drone solutions via the Optimus System™ –the world’s first FAA certified small UAS (sUAS) developed for aerial security and data capture and the Iron Drone Raider™ (the “Autonomous Drone Platforms”). The Autonomous Drone Platforms are highly automated, AI-powered drone systems capable of continuous, remote operation and are marketed as “drone-in-a-box” turnkey data solution services. They are deployed for critical industrial and government applications where data and information collection and processing are required. The Autonomous Drone Platforms are typically provided to customers under a Data-as-a-Service (DaaS) business model. American Robotics and Airobotics have industry leading regulatory successes which include a first of its kind FAA Type Certification for the Optimus System and having the first drone system approved by the FAA for automated operation beyond-visual-line-of-sight (BVLOS) without a human operator on-site.

Ondas Networks, American Robotics and Airobotics together provide users in oil & gas, rail, mining, agriculture, public safety and other critical infrastructure and government markets with improved connectivity and data collection and information processing capabilities.

For additional information on Ondas Holdings, visit www.ondas.com or follow Ondas Holdings on X formerly known as Twitter and LinkedIn. For additional information on Ondas Networks, visit www.ondasnetworks.com or follow Ondas Networks on Xand LinkedIn. For additional information on American Robotics, visit www.american-robotics.com or follow American Robotics on X and LinkedIn. For additional information on Airobotics, visit www.airoboticsdrones.com or follow Airobotics on X and LinkedIn.

Information on our websites and social media platforms is not incorporated by reference in this release or in any of our filings with the U.S. Securities and Exchange Commission.

Non-GAAP Financial Measure

As required by the rules of the Securities and Exchange Commission (“SEC”), we provide a reconciliation of Adjusted EBITDA, the non-GAAP financial measure, contained in this press release to the most directly comparable measure under GAAP, which reconciliation is set forth in the table below.

We believe that Adjusted EBITDA facilitates analysis of our ongoing business operations because it excludes items that may not be reflective of, or are unrelated to, the Company’s core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. Other companies may calculate Adjusted EBITDA differently, and therefore our measures may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA should only be used as supplemental measures of our operating performance.

We believe that Adjusted EBITDA improves comparability from period to period by removing the impact of our capital structure (interest and financing expenses), asset base (depreciation and amortization), tax impacts and other adjustments as set out in the table below, which management has determined are not reflective of core operating activities and thereby assist investors with assessing trends in our underlying businesses.

Management uses Adjusted EBITDA in making financial, operating and planning decisions and evaluating the Company’s ongoing performance.

ONDAS HOLDINGS INC.

PRELIMINARY RECONCILIATIONS OF ADJUSTED EBITDA

(Unaudited)

	Years Ended December 31,		Three Months Ended December 31,
	2023	2022	2023	2022
Net loss	$(44,767,202)	$(73,241,805)	$(14,061,104)	$(38,261,640)
Depreciation expense	844,833	449,458	196,209	169,263
Amortization of debt discount/interest expense	5,115,572	3,812,283	1,492,839	3,745,283
Amortization of Intangible Assets	4,147,092	3,570,090	1,043,501	843,795
Stock-based compensation	1,047,398	5,857,435	411,048	1,490,701
Impairment of long-term equity investment	1,500,000	-	1,500,000	-
Impairment of right of use asset and leasehold improvements	2,511,305	-	2,511,305	-
Impairment of goodwill	-	19,419,600	-	19,419,600
Adjusted EBITDA	$(29,601,002)	$(40,132,939)	$(6,906,202)	$(12,592,998)

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

Contacts

IR Contact for Ondas Holdings Inc.

888.350.9994

ir@ondas.com

Media Contact for Ondas

Preston Grimes

Marketing Manager, Ondas Holdings Inc.

preston.grimes@ondas.com

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